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                                  EXHIBIT A


                              SECRETARY OF STATE

                               STATE OF NEVADA


                              CORPORATE CHARTER




I, Dean Heller, the duly elected and qualified Nevada Secretary of State, do hereby certify that GIVEMEPOWER, CORPORATION did on June 7, 2001 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provision required by the law of said State of Nevada.



                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on June 8, 2001.


                                 /S/ DEAN HELLER

                              Secretary of State


                         By     /S/
                              Certification Clerk

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DEAN HELLER                                         FILED # C15144-2001
Secretary of State                                      JUN 07 2001
101 North Carson Street, Suite 3                      IN THE OFFICE OF
Carson City, Nevada 89701-4786                          DEAN HELLER
                                               DEAN HELLER SECRETARY OF STATE
                           ------------------------
                                 Articles of
                                Incorporation
                             (PURSUANT TO NRS 78)
                           ------------------------


1. Name of Corporation:  GiveMePower, Corporation


2. Resident Agent Name
   and Street Address:   LaVonne Frost
                         711 S. Carson Street, Suite 1, Carson City, Nevada
                         89701

3. Shares:               Number of shares with par value: 10,000,000
                         Par value: .000001
                         Number of shares without par value: 0

4. Names, Addresses,
   Number of Board of
   Directors/Trustees:   The First Board of Directors/Trustees shall consist of
                         1 members whose names and addresses are as follows:

                         1. Richard M. Muller
                            9305-C West 80th Place, Arvada, Colorado 80005
                         2.

                         3.

                         4.


5. Purpose:              The purpose of this Corporation shall be:


6. Other Matters:        Number of additional pages attached: 0

7. Names, Addresses
   and Signatures of
   Incorporators:        Richard M. Muller             /S/ RICHARD M. MULLER
                         9305-C West 80th Place, Arvada, Colorado 80005

8. Certificate of
   Acceptance of
   Appointment of
   Resident Agent:       I, LaVonne Frost, hereby accept appointment as
                         Resident Agent for the above named corporation.

                          /S/ LAVONNE FROST           JUNE 7, 2001